MASTER DISTRIBUTION AGREEMENT


         This Master Distribution Agreement ("Agreement") is made effective as of January 1, 2004, by and between JOE'S JEANS, INC., a Delaware corporation, with its principle place of business at 5804 East Slauson Avenue, Commerce, California 90040, USA, (hereinafter referred to as "JOE'S") and BEYOND BLUE, INC., a California corporation, with its principle place of business at 815 Moraga Drive, Second Floor, Los Angeles, California 90049, USA (hereinafter referred to as "BBI") and collectively know as (the "Parties").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, JOE'S is the owner of the Joe's Jeans trademark and other trademarks ("Trademarks") and has been engaged in the manufacture and distribution of men's and women's clothing ("Products") in the United States, and various other countries and desires to appoint a worldwide master distributor, outside the United States of America (the "Territory");

WHEREAS, BBI is a reputable agent for and distributor of products similar to the Products;

WHEREAS, JOE'S wishes to appoint BBI as, and BBI wishes to be appointed to and assume the position of, the exclusive distributor of the Products in the Territory.

NOW, THEREFORE, the parties to this Agreement (hereinafter referred to as the "Parties") hereby agree as follows:

1.       Grant of Distribution Rights.
         -----------------------------

1.1      Distribution Rights
         -------------------

Under the terms and conditions of this Agreement, JOE'S grants to BBI for the term of this Agreement the right to purchase the Products from JOE'S, to import advertise, promote, market, distribute and sell the Products and to use the Trademarks in the advertising, promotion, marketing, distribution and sale of the Products in the Territory only as approved by JOE'S in the manner set forth in this Agreement ("Distribution Rights").

Notwithstanding anything herein to the contrary, the right to sell or offer for sale or authorize for sale any Product to the following or by the following means in the Territory, is reserved exclusively to JOE'S (or its designee) and its affiliated companies: (a) United States Government instrumentalities, agencies, departments or activities, including, without limitation, Military Post Exchanges, if any, in the Territory; (b) airport duty free shops, duty free zones and any other areas similarly designated by local government and authorities; and (c) the Internet or other electronic means now known or to be developed (the "Internet").

Neither BBI nor any of its affiliated companies shall, directly or indirectly, solicit customers for Products in the United States of America. Neither BBI nor any of its affiliated companies shall, directly or indirectly, sell or offer to sell Products outside the Territory or to anyone that it knows or, upon reasonable inquiry, should know is likely to resell such Products outside of the Territory. BBI shall promptly refer all inquires it receives concerning sales outside the Territory to JOE'S.

1.2      Special Conditions.
         -------------------
The Parties acknowledge the following existence of special conditions to the grant mentioned in Section 1.1 above.

(a)      Canada.  The  distribution  rights of JOE's Products for the country of
         -------
         Canada, which is included in the Territory of this Agreement, is subject to an existing and previously executed written distribution agreement between JOE'S and Sophistowear Fashions, Inc. ("Sophistowear") and dated January 7, 2003 (the "Sophistowear Agreement"). The Sophistowear Agreement shall be assigned by JOE'S to BBI by no later than March 5, 2004, by an assignment agreement in substantial form as set forth on Exhibit A attached hereto. Upon execution of the assignment to BBI under this Section 1.2(a), JOE'S shall notify in writing Sophistowear and BBI to evidence said assignment.

(b)      Japan. The country of Japan and the  distribution  rights for Japan are
         ------
         subject to a certain master distribution and licensing agreement executed between Joe's Jeans, Inc. and Itochu Corporation ("Itochu") on July 1, 2003 (the "Itochu Agreement"). Pursuant to Section 28.1 of the Itochu Agreement, the rights and obligations only for the distribution of JOE'S products (excluding any licensing rights) shall be assigned and transferred to BBI, by an assignment agreement in substantial form as set forth on Exhibit B attached hereto, and the performance thereof shall be subject to the terms and conditions of this Agreement save and except as follows:

         i. The discount for purchases made for shipment to Japan shall be at JOE'S then current wholesale line price less 25%, and not as stated in Section 6.1 of this Agreement.

         ii. The agreed remuneration arrangements between JOE'S and BBI as stipulated in a certain agent agreement dated July 1, 2003 shall remain in full force and effect and shall not be affected by this Agreement in any way.

         Upon execution of the assignment to BBI under this Section 1.2(b), JOE'S shall notify in writing Itochu and BBI to evidence said assignment.

1.3      Exclusivity and Competitive Products.
         -------------------------------------

(a) During the effective term of this Agreement, JOE'S shall not grant to any other person, firm or corporation the Distribution Rights for the Products in the Territory, nor shall JOE'S distribute, lease, market, manufacture or otherwise make available, directly or indirectly, the Products in the Territory except through BBI.

(b) BBI shall submit to JOE'S a list of the products other than JOE'S which are primarily jeans and potentially competitive products to JOE'S that it currently distributes or plans to distribute in the Territory ("Competitive Products"). When, during the term of this Agreement, BBI directly or indirectly, through an Affiliate or otherwise, is considering to act as an official distributor to the retail trade in the Territory for any product, which could be competitive with any of the Products, BBI will notify JOE'S and attempt to resolve any issues that could negatively impact BBI's distribution of the Products. The contents of this Section are not intended to be a restriction or impediment in any way to BBI's efforts to act as a licensing agent or consultant to entities manufacturing or selling products which may be considered competitive to the Products; the Parties agree that this
         Section 1.3 (b) refers to and is intended to be a consideration for official distribution activities controlled or prompted by any distribution agreements between BBI and a third party manufacturing or selling Competitive Products.

1.4      Term.
         ----

This Agreement shall come into force as of January 1, 2004 and shall remain in full force and effect for a period of three (3) years through June 30, 2007. This Agreement shall cover the following fourteen (14) collections (the "Term"):


         First Year    Spring 2004      Period January 1, 2004 to June 30, 2005
                       Summer 2004
                       Fall 2004
                       Holiday 2004
                       Spring 2005
                       Summer 2005

         Second Year   Fall 2005        Period July 1, 2005 to June 30, 2006
                       Holiday 2005
                       Spring 2006
                       Summer 2006

         Third Year    Fall 2006        Period July 1, 2006 to June 30, 2007
                       Holiday 2006
                       Spring 2007
                       Summer 2007


         Any renewal of the term of this Agreement shall be determined six (6) months prior to the expiration of the Term by mutual agreement between the parties.

2.       Sub-Distribution.
         -----------------

         The parties hereby agree that within a reasonable time period after the execution of this Agreement, but in no event later than April 1, 2004, a standard sub-distribution agreement (the "Sub-Distribution Agreement" or "Sub-Distribution Agreements") shall be finalized for execution by certain sub-distributors during the term of this Agreement. BBI shall be responsible for entering into the Sub-Distribution Agreements with various sub-distributors ("Sub-Distributors") in the Territory, which shall act as local distributors and/or agents to distribute the Product within certain areas of the Territory as more specifically defined in the Sub-Distribution Agreements. BBI shall cooperate with JOE'S regarding approval or disapproval of any Sub-Distributor, and shall seek final written approval for Sub-Distributors from JOE'S prior to execution of the Sub-Distribution Agreements. BBI shall be responsible for all aspects of the Sub-Distribution Agreements, including enforcing the rights and obligations of each Sub-Distributor under said Sub-Distribution Agreements. The Sub-Distribution Agreements shall, at a minimum include the following:


         1. Minimum sample charges to be paid by each Sub-Distributor for samples;

         2.  Minimum  advertising   requirements,   including  minimum  monetary
obligations and approval by BBI and JOE'S of manner and use of advertising expenditures;

         3. An assignment provision whereby, in the event that this Agreement is terminated for any reason whatsoever, each Sub-Distribution Agreement shall be assigned to JOE'S, and each Sub-Distributor shall be bound to JOE'S as the assignee for its obligations under the Sub-Distribution Agreements, and each Sub-Distribution Agreement shall remain in full force and effect.

         Each Sub-Distribution Agreement shall be considered an Addendum to this Agreement, and shall be incorporated upon each Sub-Distribution Agreement's respective execution.


3.       Sales Promotion
         ---------------

3.1      Best  Efforts.  BBI  agrees  to use its best  efforts  to  promote  and
         --------------
         stimulate the sale of the Products in the Territory.

3.2      Marketing.
         ----------

JOE'S shall cooperate with BBI to allow BBI to use its best efforts to advertise, promote, market and sell the Products in the Territory. Twice a year, as specified herein, BBI shall furnish JOE'S with seasonal marketing plans for the ensuing year which shall be due no later than the last day of November for the Spring/Summer Collection and by the last day of April for the Fall/Winter/Holiday collection. JOE'S shall notify BBI of its approval or comment on needed changes to such marketing plans within one (1) month of receipt of same from BBI. BBI shall secure JOE'S's approval prior to initiating any changes in its existing or proposed sales and marketing plans.

All advertising, promotional and marketing materials prepared by BBI shall be subject to the prior written approval of JOE'S. JOE'S shall have ten (10) business days following receipt of such materials in which to review and approve or disapprove the materials, which approval JOE'S may withhold in its sole discretion. If JOE'S does not approve or disapprove any such materials in
writing  within  that  time  period,   such  materials  will  be  deemed  to  be
disapproved.

BBI agrees to attend at least two JOE'S line presentations during each year of the Agreement. BBI will attend and show the Products at a minimum of two trade fairs during each year of the Agreement.

4.       Orders For Products, Defects and Deficiencies, Reports and Access.
         ------------------------------------------------------------------

4.1      Purchase Orders.
         ----------------

BBI shall submit purchase orders for the Products to JOE'S in writing prior to the order cut-off date as communicated by JOE'S to BBI, which shall set forth at a minimum:

(a) Identification of the Products ordered;
(b) Quantities;
(c) Sizes;
(d) Requested delivery dates, and
(e) Shipping instructions (including shipping address).

4.2      Acceptance of Orders.
         ---------------------

JOE'S shall accept orders placed by BBI in writing at its principal offices in Los Angeles, U.S.A. After acceptance, an order may not be modified or changed except with the written request by BBI and the approval of JOE'S.

4.3      Delivery, Risk and Title
         ------------------------

(a) Unless otherwise agreed in writing, all Products purchased by BBI from JOE'S shall be packed according to BBI's reasonable instructions and made available to BBI's designated forwarder. JOE'S shall advise BBI when the Products are available for shipment.

(b) Unless otherwise agreed, the Products shall be delivered FOB, the JOE'S warehouse or the warehouse of JOE'S's supplier and delivery shall be deemed to have been completed once the Products have been picked up at JOE'S's warehouse by BBI's freight forwarder.

(c) All title and risk of loss and damage shall pass to BBI when the Products have been effectively delivered to BBI's freight forwarder.

4.4      Modification of Orders.
         -----------------------

No accepted purchase order shall be modified or cancelled except upon the written agreement by both parties. BBI's purchase orders or mutually agreed change orders shall be subject to all provisions of this Agreement.

4.5      Import Documentation.
         ---------------------

BBI shall be the exporter of record with respect to all Products. BBI shall be responsible, at its expense, for obtaining and maintaining all licenses and permits and for satisfying all formalities as may be required to import Products into the Territory in accordance with the then prevailing law or regulations, and all permits and other governmental approvals for the sale of the Products in the Territory. BBI shall also bear all transportation costs associated with shipping the Products from JOE'S to BBI.

4.6      Defects and Deficiencies.
         -------------------------

(a) In view of the administration and expense of shipping defective Products back to the United States to the Territory, provided that BBI is in compliance with the terms and conditions of this Agreement, at the end of each season, JOE'S will pay to BBI or otherwise credit BBI's account in the amount of the value of one-half of one percent (1/2%) of the net invoice price of all purchases of the Products to accommodate BBI for any damaged or defective Products which may have been received by BBI. BBI shall destroy and dispose of such defective products in the Territory, and shall promptly inform JOE'S of same.

(b) In the case of Products that were delivered in quantities less than those set forth in JOE'S's invoices with respect thereto, BBI shall give JOE'S notice of such deficiency within thirty (30) days following delivery to BBI's warehouse in the Territory. If JOE'S, through its own sources, confirms that the deficiencies in such deliveries existed as of the time of delivery to the common carrier for shipment, then JOE'S shall allow a credit to BBI for such deficiencies, as set forth herein. JOE'S shall not in any event be responsible for any deficiency that arises following delivery to the common carrier for shipment. All claims for deficiencies shall first be made to BBI's common carrier, notwithstanding the required notice to JOE'S specified in this Section. If JOE'S is found to be ultimately responsible for the deficiency, the invoice price of the goods that were not shipped shall be deducted from the amount of the next letter of credit to be posted by BBI.

The refunds and credits set forth in this Section 5.8 may be offset by JOE'S against any amounts due JOE'S at the time that the refunds or credits are to be given or applied.

4.7      Reports.
         --------

(a) Retail Sales: For retail sales made by BBI, BBI shall provide to JOE'S every two (2) weeks with a sales report of the Products by door, by style and color, by sales price and by day.

(b) Sales to Retail Stores. For its sales to the retail trade, BBI shall provide JOE'S with quarterly and annual reports as set forth below :

         o        Quarterly Reports. BBI shall, within thirty (30) business days
                  ------------------
                  after the end of each fiscal quarter of JOE'S, deliver to JOE'S a report of gross sales and net sales (as defined hereinbelow) by price, by style and color, and by retail entity, including all documentation relevant to the calculation of Net Sales as defined herein, for the immediately preceding fiscal quarter and such other financial reports and statements as JOE'S may reasonably request from time to time. In addition, BBI shall provide to JOE'S a seasonal qualitative and quantitative recap report by stock keeping unit ("SKU"), pursuant to a template provided by JOE'S. For purposes of this Agreement, Gross Sales shall mean the full amount of all sales of the Products in the Territory. Net sales shall be defined as the gross sales of all of the Products sold in the Territory to the trade by BBI, less refunds for returned Products and less value added, sales and similar taxes, if any, incurred in connection with the sales of the Products during the applicable period ("Net Sales").

         o        Annual  Reports.  Within thirty (30) days following the end of
                  ----------------
                  the fiscal year of JOE'S, BBI shall deliver to JOE'S an annual report of gross sales and Net Sales including all documentation relevant to the calculation of Net Sales as defined herein for the immediately preceding calendar year.

4.8        Access.
           -------

JOE'S independent auditors, shall, upon reasonable advance notice, have access to BBI's records, at mutually agreeable times during the term of this Agreement for the purpose of: (a) review BBI's inventory of Products; (b) reviewing and auditing BBI's books and records relating to the reports to be given by BBI to JOE'S, including without limitation, all books, records and supporting documentation relative to BBI's Net Sales, advertising of the Products and advertising and marketing expenditures; and/or (c) reviewing BBI's compliance with this Agreement. In no case shall such a review take place more than once every two (2) years, unless, however, JOE'S independent auditors shall require a review more than once every two years for an unforeseen reason such as a governmental inquiry, audit, investigation or other reason beyond JOE'S control in the ordinary course of business.

5.       Guaranteed Purchases and Sales
         ------------------------------

5.1      Guaranteed Purchase Amount
         --------------------------

BBI shall purchase all Products exclusively from JOE'S or from sources acceptable to JOE'S. BBI shall purchase the minimum U.S. dollar amounts of Products from JOE'S on a seasonal basis, as set forth below, at JOE'S's invoice price to BBI.

The annual guaranteed purchase amount shall include the amount of purchases ordered by BBI but cancelled by JOE'S after acceptance by JOE'S.

5.2      Guaranteed Wholesale Sales:
         ---------------------------

BBI shall achieve the Guaranteed Net Wholesale ("GNW") sales as set forth below:

         Year 1:           $6,500,000;
         Year 2:           8,500,000;
         Year 3:           To be  mutually  agreed  upon by the  parties  within
                           30 days after the end of Year 1; provided, however, that the parties hereby agree that GNW for Year 3 shall be no less than a 30% increase over Year 1 GNW minimums, subject to Year 1 GNW minimums being met pursuant to this agreement.

For purposes of this Agreement, GNW shall be defined as the minimum amount of purchases by BBI from JOE'S at prices set forth pursuant to Section 6.1 of this Agreement.

6.       Prices and Payments.
         --------------------

6.1      Wholesale Prices.
         -----------------

JOE'S shall invoice BBI for Products on a FOB warehouse basis at JOE'S's then current wholesale line price less twenty-seven and five tenths percent (27.5%). All prices invoiced to BBI include packing in accordance with BBI's reasonable packing requirements. If both parties agree to change the current pricing, the new pricing shall be negotiated in good faith between the parties.

6.2      Payment Terms.
         --------------

BBI shall make payment to JOE'S within 30 days of receipt of each invoice delivered to BBI pursuant to Paragraph 6.1 hereinabove.

6.3      Retail Prices.
         --------------

BBI and JOE'S may work together to determine appropriate suggested retail prices in the Territory to be presented strictly in compliance with law; provided however, that BBI reserves the right to sell Products at such prices as BBI, in its discretion, shall determine. BBI shall provide JOE'S on a seasonal basis with a list of its retail prices to be charged to its customers for the Products.

7.       Trademarks.
         -----------

7.1      Use of Trademarks.
         ------------------

All Products shall be sold only under the Trademarks, which may be registered, at JOE'S absolute discretion and control, in the Territory in JOE'S or its affiliate's name and at JOE'S expense. BBI shall sell the Products only with their original packaging to the extent that it is legally acceptable under law within the Territory, or with agreed changes to labels where necessary for local regulatory purposes. BBI shall only use the Trademarks in a manner approved by JOE'S and consistent with all applicable laws within the Territory.

The Trademarks are and shall remain at all times the property of JOE'S and/or its affiliates. BBI recognizes that the Trademarks belong to JOE'S and/or its affiliates. BBI is granted no rights with respect to the Trademarks except the right to market, advertise, distribute and sell Products, which bear the Trademarks. BBI warrants that it shall never do anything to jeopardize the ownership of JOE'S or its affiliates' Trademarks, including but not limited to:
(a) claiming any right, title or interest in or to the Trademarks by registration or otherwise, other than the right to use the same under all the terms and conditions of this Agreement; (b) questioning the validity of the Trademarks; (c) using its own name, trade names or trademarks or those of any other person or entity in connection or association with the Trademarks or the name of JOE'S or any of JOE'S's affiliates; or (d) applying the Trademarks to any product, package or container without the express written approval of JOE'S. BBI shall promptly assign to JOE'S any rights it might acquire in or to the Trademarks through use or otherwise, except the right to use the Trademarks under the terms and conditions hereof.

BBI shall not at any time use, in any combination or manner, the name of JOE'S, any Trademark or any other trademark or trade name of JOE'S or its affiliates in any way in advertisements except in either (a) advertisements which have been supplied by JOE'S to BBI and to which BBI has made no change of substance; or
(b) advertisements submitted by BBI to JOE'S and approved by JOE'S.

BBI shall give prompt notice in writing to JOE'S of any infringement or possible infringement of the Trademarks that may come to its attention. If requested by JOE'S to do so, BBI shall, pursuant to JOE'S's direction and control, and at JOE'S's expense, take such action as may be necessary or advisable to stop any infringement of the Trademarks or other acts of unfair competition. If any sum is recovered in any such suit, JOE'S shall be solely entitled thereto. JOE'S, at its own cost and expense and in its absolute discretion and control, may (in its own name or in the name of BBI or in both names) take such action as it deems necessary to prevent infringement of the Trademarks or other acts of unfair competition or to defend the BBI or its customers in suits, administrative or otherwise, brought against them in connection with the use of the Trademarks.

BBI shall formally assign to JOE'S any cause of action it may have against an infringer of the Trademarks upon the request of JOE'S, and shall execute all documents and do all acts deemed necessary by JOE'S for JOE'S to control any infringement suit or proceeding which relates to the Trademarks to the extent it is legally possible under the applicable law in the Territory.

JOE'S shall indemnify and hold BBI harmless from and against any claim of alleged infringement of any right of a third party due to use of the Trademarks in accordance with this Agreement.

7.2      Registration.
         -------------

JOE'S has registered or applied to register the Trademarks for the Products in the Territory. In addition, in the event JOE'S believes that it is advisable to effect any filing or obtain any governmental approval or sanction for the use by BBI of any of the Trademarks pursuant to this Agreement, the parties shall fully cooperate in order to do so. All expenses relating to the registration of the Trademarks in the Territory for the Products, as well as the making of any filing or obtaining any governmental approvals for the use the Trademarks by BBI shall be borne by JOE'S.

8.       Representations and Warranties.
         -------------------------------

8.1      JOE'S represents and warrants to BBI that:

(a)      JOE'S has full authority to enter into this Agreement;
(b) JOE'S has (i) registered; (ii) applied to register; or (iii) shall use its best efforts to register the Trademarks for the Products in the Territory;
(c) Execution, delivery and performance of this Agreement, including the grant of Distribution Rights set forth in this Agreement, will not violate the terms or any agreement, order or other arrangement binding upon JOE'S or the Trademarks; and

8.2      BBI represents and warrants to JOE'S that:

(a)      BBI has full authority to enter into this Agreement; and
(b) Execution, delivery and performance of this Agreement will not violate the terms or any agreement, order or other arrangement binding upon BBI; and
(c) BBI will market and sell the Products only in a first class manner and in full compliance with the terms of this Agreement.


9.       Termination.
         ------------

9.1      Termination.
         ------------

Notwithstanding the provisions of Section 1.4 above, this Agreement may be terminated in accordance with the following provisions:

Either party may terminate this Agreement at any time by giving written notice to the other party if:

(a) Other than as specified herein, any breach of this Agreement which, if capable of being cured, is not cured within thirty (30) days after written notice thereof, except that any failure of BBI to make timely payments hereunder must be cured within ten (10) days after notice thereof;

(b) on fifteen (15) days notice for any breach of this Agreement of Sections relating to Confidentiality, Representations and Warranties, Sales Outside the Territory, Trademarks;

(c)      failure of either party to satisfy any final judgment against it.


9.2      Rights and Obligations on Termination.
         --------------------------------------

(a) Upon termination or expiration of this Agreement, all Distribution Rights, rights to use the Trademarks, and other rights granted to BBI under this Agreement shall immediately terminate. BBI shall immediately cease using the Trademarks in any way, and BBI shall deliver to JOE'S or, upon JOE'S request, shall destroy all advertising, sales, promotional and other materials and literature bearing the Trademarks or containing trade secrets of JOE'S.


(b) Notwithstanding the provisions in Section 9.2 (a) above, BBI may liquidate and sell its then existing inventory of Products on a non-exclusive basis for a period of ninety (90) days after the later of
         (A) the termination or expiration date, or (B) the date of final delivery of all Products which are on order on the termination or expiration date. If BBI has not disposed of all Products by the end of the (90) day inventory liquidation period hereunder, BBI may (i) sell to JOE'S such remaining Products at the price paid by BBI pursuant to
         Section 6.1 hereinabove less 50%.


(c) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable and accrued prior to the termination of this Agreement;

10.      Indemnity.
         ----------

10.1     BBI's Indemnity.
         ----------------

Except to the extent that the same can be shown to have been caused substantially by JOE'S, BBI agrees to indemnify, defend and hold harmless JOE'S, its officers, directors, shareholders, agents, and employees from and against any and all obligations, liabilities, claims, demands, suits, actions, causes of action, damages and expenses (including but not limited to reasonable attorneys' fees and costs) caused by or arising from (a) advertising, promotion, marketing, distribution or sale of the Products by BBI or any other activity undertaken by BBI or its affiliated companies pursuant to this Agreement; (b) unauthorized use by BBI of the Trademarks or JOE'S trade secrets or other confidential information; (c) its performance under this Agreement; and (d) compliance with law as set forth in this Agreement.

10.2     JOE'S Indemnity.
         ----------------

(a) JOE'S agrees to indemnify, defend and hold harmless BBI, its officers, directors, shareholders, agents and employees from and against any and all obligations, liabilities, claims, demands, suits, actions, causes of action, damages and expenses (including reasonable attorneys' fees and costs) caused by or arising from (i) BBI's authorized use of the Trademarks in accordance with this Agreement; (ii) JOE'S conduct as a wholesaler of the Products; (iii) compliance with Product Regulations as set forth in Paragraph 11.2 hereof; or (iv) compliance with applicable labor laws by JOE'S or any of its manufacturers or contractors.

(b) JOE'S shall also defend and hold BBI harmless from any claim or liabilities arising from any alleged defect in the Products, including, but not limited to, product liability and tort claims arising out of the Products or use of the Products.

11.      Compliance with Product Regulations and Law.
         --------------------------------------------

11.1     Definition.
         -----------

As used in this Section, "Product Regulations" shall mean all governmental and quasi-governmental statutes, regulations and rules applicable to the Products, including without limitation all safety and health oriented statutes, regulations and rules applicable to the Products in the Territory.

11.2     Products.
         ---------

Notwithstanding the provisions in Paragraph 12 of this Agreement, JOE'S will be responsible for causing the Products to be manufactured in accordance with all Product Regulations in the Territory known to JOE'S. If BBI gives notice to JOE'S that any Product does not comply with any Product Regulation in the Territory, JOE'S will promptly take such actions as may be reasonably necessary or advisable to cure such noncompliance. If JOE'S, upon conferring with BBI, determines that cure of the noncompliance for any given Product will be so difficult or costly as to make such cure commercially unreasonable, JOE'S may terminate the Distribution Rights with respect to specifically such Product, giving BBI as much advance notice as is legally and practically possible.

11.3     Compliance with Law.
         --------------------

BBI shall take the necessary steps to encourage sub-distributors to comply with all applicable laws, regulations, ordinances, decisions, and other issuances having the effect of law in the Territory regarding the relationships and transactions contemplated by this Agreement, including but not limited to the importation, storage, warehousing, advertising, marketing, packaging, and other aspects of selling and distributing the Products. Further, BBI will, as soon as possible following its notice thereof, advise JOE'S of any change in manufacturing, sale, packaging, labeling or other legal requirements with respect to the sale and distribution of the Products in the Territory.

14.      Miscellaneous.
         --------------

14.1     Force Majeure.
         --------------

Neither party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing performance hereunder, including without limitation, war, terrorist acts, government regulations, embargoes, export, shipping or remittance restrictions, strikes, lockouts, accidents, fires, delays or defaults caused by carriers, floods or governmental seizure, control or rationing. The party claiming Force Majeure shall immediately notify the other party of the nature of the event of Force Majeure, and its cause and possible consequences, and shall take all reasonably possible steps necessary to minimize such delay; provided, however, that if any party fails to perform as required under this Agreement for a period of forty-five (45) days for any of the reasons set forth herein, the other party may elect to terminate this Agreement with no further obligations hereunder.


14.2     Relationship.
         -------------

This Agreement does not make either party an employee, agent, partner, or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to do anything for which the other party or any of its affiliated companies may become directly or contingently liable. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

14.3     Confidentiality
         ---------------

Each party agrees that it shall not disclose, unless otherwise permitted herein or required by law, to any third party and shall use for the sole purpose of this Agreement any proprietary technical, economic, financial or marketing information which it may receive from the other party pursuant to this Agreement. The foregoing sentence does not apply to any information which (1) is already known to the receiving party prior to the execution of this Agreement;
(2) becomes hereafter lawfully available to it from a third party without breach of this Agreement; (3) is in or comes into the public domain without act or fault of the receiving party; or (4) is acquired by the receiving party independently of disclosure of the confidential information by the disclosing party. In addition, neither party shall use any of the trade secrets or confidential information of the other party for any purpose not specifically authorized by this Agreement.

14.4     Assignment.
         -----------

BBI shall not assign or otherwise transfer any of its rights or obligations under this Agreement except with the prior written consent of JOE'S.

14.5     Notices and Approvals.
         ----------------------

All notices and approvals provided for herein shall be given in writing at the addresses set forth below (or such other address as the party may have specified to the other party in writing in accordance with this Paragraph 14.5, by personal delivery, facsimile with confirmation of receipt or via courier:

         If to JOE'S:               JOE'S JEANS, INC.
                                    5804 East Slauson Avenue
                                    Commerce, California 90040
                                    U.S.A.
                                    Attn:  Samuel J. Furrow, Jr.
                                    And by Facsimile to: 323.201-3846

         And to:                    INNOVO GROUP INC.
                                    5804 E. Slauson Avenue
                                    Commerce, California 90040
                                    Attention : Samuel J. Furrow, Jr.
                                    And by Facsimile :  323.201-3846



         If to BBI:                 BEYOND BLUE, INC.
                                    815 Moraga Drive, Second Floor
                                    Los Angeles, California 90049
                                    Attn :  Harry Haralambus
                                    And by Facsimile :  310.472-1327

Any notice given in accordance with this Section 14.5 shall be deemed to have been given on the date of the addressee's receipt in the case of personal delivery or three (3) days aftersending notice via courier or upon confirmed facsimile transmission.

14.6     Entire Agreement.
         -----------------

This Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements by and between JOE'S and BBI as well as all prior proposals, oral or written, and all prior negotiations, conversations or discussions between the parties related to this Agreement. Each of JOE'S and BBI acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

14.7     Amendment.
         ----------

This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties.

14.8     Publicity.
         ----------

This Agreement is confidential and no party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party prior to the disclosure and give the other party as much notice as reasonably possible and the opportunity to comment on the contents thereof and take such other action as may be legally permissible to prevent the disclosure or otherwise protect its interests.

14.9     Severability.
         -------------

If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated by the such term, provision, covenant or condition.

14.10    Counterparts.
         -------------

This Agreement shall be executed in two or more counterparts in the English language, and each such counterpart shall be deemed an original hereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

14.11    Waiver.
         -------

Failure of either party to enforce at any time any of the provision of this Agreement or any right with respect hereto or failure to exercise any provisions, rights or elections provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in no way affect the validity of this Agreement. The failure of either party to exercise any of the said provision, rights or election shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

14.12    Arbitration.
         ------------

(a) All disputes, claims and controversies concerning the validity, interpretation, performance or breach of this Agreement shall, if not amicably solved by the parties hereto, be referred to arbitration in Los Angeles, California under the then current Commercial Arbitration Rules for International Commercial Arbitration of the American Arbitration Association (the "Rules"). In the event of any conflict between the Rules and this paragraph, the provisions of this paragraph shall govern.

(b) Each party shall appoint one arbitrator within thirty (30) days after receipt by the respondent of the demand for arbitration, and the two arbitrators appointed by the parties shall, within thirty (30) days after their appointment, appoint a third presiding arbitrator. If either party fails to nominate an arbitrator, or if the two arbitrators appointed by the parties are unable to appoint a presiding arbitrator within the stated periods, the second or presiding arbitrator, as the case may be, shall be appointed according to the procedures of Rule 13 of the Rules. All arbitrators shall be fluent in English and all hearings shall be conducted in the English language.

(c) The arbitrators shall, by majority vote, tender a written decision stating reasons therefor. Any cash award shall be payable in United States dollars, net of fees, taxes and other charges. The prevailing party shall be entitled to recover its share of the costs and reasonable attorneys' fees, as determined by the arbitrators.

(d) The award shall include interest from the date of any damages incurred for breach or other violation of the Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrator(s), but in no event less than the London Interbank Offering Rate (LIBOR) per annum quoted for the corresponding period by The Wall Street Journal in U.S. Dollars for immediately available funds.


(e) The arbitration award shall be final and binding upon the parties hereto, any third party beneficiaries hereof and their respective successors, assigns, heirs and legal representatives. Judgment upon the arbitration award may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

(f) The parties expressly waive their rights to submit matters in dispute to the courts in California and furthermore, hereby expressly waive any recourse against the decisions of the arbitration panel, including the final award, except as may be needed to enforce the decisions or awards of the arbitration panel as set forth below.

(g) Notwithstanding the parties' agreement to arbitrate herein, the parties hereby agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and any party hereto in its sole discretion may apply to the Federal District Court sitting in Los Angeles County, California or any other court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

14.13    Cost and Expense.
         -----------------

In the event of any dispute arising out of or relating to this Agreement, whether suit or other proceeding is commenced or not, and whether in mediation, arbitration, at trial, on appeal, in administrative proceedings or in bankruptcy (including without limitation any adversary proceeding or contested matter in any bankruptcy case), each party shall pay its own costs and expenses incurred, including attorneys' fees.

14.14    Governing Law.
         --------------

This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date first written above.



                                        JOE'S JEANS, INC.




                                        By:/s/ Joe Dahan
                                           -------------------------------------

                                        Name
                                        Printed: Joe Dahan
                                                --------------------------------

                                        Title: President
                                              ----------------------------------






                                        BEYOND BLUE, INC.


                                        By:/s/ Harry Haralambus
                                           -------------------------------------

                                        Name
                                        Printed: Harry Haralambus
                                                --------------------------------

                                        Title:
                                              ----------------------------------